Exhibit 99.2

YOUR VOTE IS IMPORTANT AUTHORIZE YOUR PROXY BY INTERNET / TELEPHONE

INTERNET				TELEPHONE			MAIL
https://www.proxyvotenow.com/
gbtb.com				[ ___ – ___ – ____ ]
•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.
Your telephone or Internet vote must be received by [                    ] Eastern Standard Time on [                     ___], 2008 in order to be counted in the final tabulation.
To vote, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located on the reverse side of this proxy card if you vote by mail.

▼ DETACH PROXY CARD HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

		For	Against	Abstain
1.	To approve the Agreement and Plan of Merger, dated November 2, 2007 between SunTrust Banks, Inc. and GB&T Bancshares, Inc., pursuant to which SunTrust will acquire GB&T through the merger of GB&T with and into SunTrust.	☐	☐	☐

2.	To authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies if there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournment thereof.
             This Proxy revokes all prior proxies with respect to the special meeting and may be revoked prior to its exercise. No proposal is conditioned on or related to any other proposal.

DATED:

Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

Signature (if held jointly)

NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.

GB&T BANCSHARES, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
This Proxy Is Solicited on Behalf of the Board of Directors of GB&T Bancshares, Inc.
     The undersigned shareholder hereby appoints                      and                     , and each or either one of them with full power of substitution, as Proxies to represent and to vote, as designated below, all of the shares of common stock of GB&T Bancshares, Inc. held of record by the undersigned on the record date, at the Special Meeting of Shareholders to be held on                                         at                                         , at                      local time, or any adjournment thereof.